Exhibit 10.4

ASSUMPTION AND SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Assumption and Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 12th day of August, 2014, by and between SILICON VALLEY BANK, a California corporation with a loan production office located at *** (“Bank”) and COLLEGIUM PHARMACEUTICAL, INC., a Virginia corporation with an office located at 780 Dedham Street, Suite 800, Canton, Massachusetts 02021 (“Borrower”).

RECITALS

A.            Bank and COLLEGIUM PHARMACEUTICAL, INC., a Delaware corporation (“Existing Borrower”) have entered into that certain Loan and Security Agreement dated as of August 28, 2012, as amended by that certain First Amendment to Loan and Security Agreement dated as of January 31, 2014 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.            Existing Borrower and Borrower have entered into that certain Agreement and Plan of Merger dated as of July 10, 2014 pursuant to which Existing Borrower merged with and into Borrower, resulting in, among other things, Borrower being the surviving corporation.

C.            Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

D.            Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

E.            Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.             Assumption.  Borrower hereby agrees to substitute itself as a “Borrower” under the Loan Agreement and each of the Loan Documents in lieu of Existing Borrower, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and Loan Documents, as if it were originally named a “Borrower” therein. Without limiting the generality of the preceding sentence, Borrower hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of Existing Borrower under the Loan Agreement, including, without limitation, the Obligations.  All references in the Loan Documents to “Borrower” shall be deemed to refer to Borrower.  Furthermore, all present and future obligations of Existing Borrower shall be deemed to refer to all present and future obligations of Borrower.  Borrower acknowledges that the Obligations are due and owing to Bank from Existing Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof.

3.             Grant of Security Interest. To secure the prompt payment and performance of all of the Obligations, Borrower hereby grants to Bank a continuing lien upon and security interest in all of Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located, including, without limitation, all of Existing Borrower’s assets transferred to Borrower and all of Borrower’s assets and all of Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.  Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Bank that are reasonably deemed necessary by Bank in order to grant a valid, perfected security interest to Bank in the Collateral.  Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Massachusetts Uniform Commercial Code.  Any such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

4.             Amendments to Loan Agreement.

4.1          Notwithstanding Schedule A to the Loan Agreement, Borrower may deliver its fiscal year 2013 audited consolidated financial statements to Bank on or before August 31, 2014.

4.2          Section 3.3 (Financial Matters). Section 3.3 of the Loan Agreement is amended by inserting the following text to appear at the end thereof:

“Additionally, Borrower will abide by the financial covenants set forth in Schedule A (the “Financial Covenants”).”

4.3          Section 5 (Events of Default).  Subsection (i) appearing in Section 5.5 of the Loan Agreement is amended in its entirety and replaced with the following:

“(i)  Borrower fails to deliver the financial statements and other information pursuant to Section 3.3 above within the prescribed period of time or to abide by any of the Financial Covenants.”

4.4          Section 5 (Events of Default).  Subsection (iii) appearing in Section 5.5 of the Loan Agreement is amended in its entirety and replaced with the following:

“(iii)  Borrower fails to perform any obligation (other than payment of any Loan or other Obligations or those pursuant to Section 3.3 above (including Financial Covenants)) or covenant hereunder, which, if such default can be reasonably cured, is not cured within ten (10) days after the date due (or a later date, as approved in writing by Bank);”

4.5          Schedule A (Loan Terms).  The last three sentences of the first paragraph of the section entitled “Growth Capital Term Loan” appearing in Schedule A of the Loan Agreement are amended in their entirety and replaced with the following:

“Subject to the terms and conditions of this Agreement, during the Growth Capital Draw Period, and upon the delivery by Borrower to Bank of a completed and executed irrevocable LOAN PAYMENT/ADVANCE REQUEST FORM (in a form acceptable to Bank), Bank shall make two (2) additional Loans to Borrower in an aggregate principal amount of up to Six Million Dollars ($6,000,000.00) (the “Growth Capital B Term Loans”).  The aggregate original principal amount of the Growth Capital Term A Loan and the Growth Capital B Term Loans shall not exceed Eight Million Dollars ($8,000,000.00). After repayment, no Loan may be reborrowed.”

4.6          Schedule A (Loan Terms).  Schedule A of the Loan Agreement shall be amended by inserting the following new section entitled “Financial Covenant” to appear immediately after the section entitled “Financial Reporting Requirements”:

FINANCIAL COVENANT

Capital Event	Borrower shall provide evidence acceptable to Bank in its sole discretion, on or after the Second Amendment

Effective Date, but on or prior to October 31, 2014, that the Capital Event has occurred.

4.7          Schedule C (Definitions).  The following new terms and definitions are inserted to appear alphabetically on Schedule C of the Loan Agreement:

“              “Capital Event” means confirmation by Bank that Borrower has received, on or after the Second Amendment Effective Date, but on or prior to October 31, 2014, unrestricted and unencumbered net cash proceeds in an amount of at least Three Million Dollars ($3,000,000.00) from (i) the issuance of and sale by Borrower of its equity securities and/or Subordinated Debt with investors reasonably acceptable to Bank and/or (ii) licensing agreements, grants, partnerships, joint ventures or strategic alliances subject to the terms and conditions hereof. Such amount shall be maintained in accounts of Borrower with Bank (less amounts used by Borrower for ongoing current business operations or other payments permitted pursuant to the terms of this Agreement).”

“              “Financial Covenants” is defined in Section 3.3.”

“             “Growth Capital B Term Loans” is defined in Schedule A.”

“              “Second Amendment Effective Date” is August 12, 2014.”

“              “Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.”

4.8          Schedule E (Compliance Certificate).  Schedule E of the Loan Agreement is amended in its entirety and replaced with the Schedule E attached as Exhibit 1 hereto.

5.             Limitation of Amendments.

5.1          The amendments set forth in Section 4, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

5.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.             Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

6.1          Borrower hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct on the date hereof with respect to Borrower, with the same force and effect as if Borrower were named as “Borrower” in the Loan Documents.

6.2          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

6.3          Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

6.4          The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, except as set forth on Exhibit 2 hereto;

6.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

6.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

6.7          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

6.8          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7.             Updated Schedule D.  Borrower has delivered an updated Schedule D (Statement of Borrower’s Information) to the Loan Agreement in connection with this Amendment (the “Updated Schedule D”), which Updated Schedule D shall supersede in all respects that certain Schedule D (Statement of Borrower’s Information) to the Loan Agreement previously delivered by Borrower to Bank in connection with the Loan Agreement.  Borrower agrees that all references in the Loan Agreement to “Schedule D” shall hereinafter be deemed to be a reference to the Updated Schedule D.

8.             Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9.             Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.          Delivery of Documents.  Borrower hereby agrees that the following documents shall be delivered to Bank prior to or concurrently with this Amendment, each in form and substance satisfactory to Bank:

10.1        a certificate of the secretary of Borrower with respect to its articles of incorporation, bylaws, incumbency and resolutions authorizing the execution and delivery of this Amendment and the other documents required by Bank in connection with this Amendment;

10.2        consent of the shareholders and/or Preferred Directors (as defined in Borrower’s  articles of incorporation) of Borrower authorizing the execution and delivery of this Amendment and the other documents required by Bank in connection with this Amendment;

10.3        a long form certificate of the Secretary of State of Virginia (certified within the past thirty (30) days) as to Borrower’s existence and good standing;

10.4        a certificate of the Secretary of the Commonwealth of Massachusetts (certified within the past thirty (30) days) as to Borrower’s existence and good standing;

10.5        the results of UCC searches with respect to Borrower and Existing Borrower indicating that there are no Liens, other than Permitted Liens;

10.6        an updated Schedule D (Statement of Borrower’s Information) of the Loan Agreement;

10.7        Deposit/Securities Account Control Agreement, as necessary, for Borrower;

10.8        Securities Account Control Agreement (SVB Asset Management) for Borrower; and

10.9        such other documents as Bank may reasonably request.

11.          Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of Bank’s reasonable legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER		BANK

COLLEGIUM PHARMACEUTICAL, INC.		SILICON VALLEY BANK

By:	/s/ Michael Heffernan	By:	/s/ Clark Hayes
Name:	Michael Heffernan	Name:	Clark Hayes
Title:	CEO, President and Secretary	Title:	Director

[Signature Page to Second Amendment to Loan and Security Agreement]

Exhibit 1

SCHEDULE E

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK

FROM:	COLLEGIUM PHARMACEUTICAL, INC.

The undersigned authorized officer of COLLEGIUM PHARMACEUTICAL, INC., a Delaware corporation (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank dated August 28, 2012 (as it may be amended, restated or modified from time to time, the “Agreement”), (i) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date (except to the extent they relate specifically to an earlier date, in which case such representations and warranties shall continue to have been true and correct as of such specified date).  In addition, the undersigned authorized officer of Borrower certifies that Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Attached are the required documents supporting the certification.  The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements + CC	Monthly within 30 days	Yes ☐	No ☐
Annual (Audited) financial statements	FYE within 180 days	Yes ☐	No ☐
Board-approved projections	FYE within 60 days	Yes ☐	No ☐

Borrower only has deposit accounts located at the following institutions:                                       .

Financial Covenant	Required	Actual	Complies
Capital Event	$3,000,000 by 10/31/14	$	Yes ☐	No ☐

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:
COLLEGIUM PHARMACEUTICAL, INC.
Verified:
AUTHORIZED SIGNER
SIGNATURE

Date:
TITLE
	Compliance Status:	Yes ☐ No ☐

DATE

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.             Capital Event (Schedule A)

Required:                                           Confirmation by Bank that Borrower has received, on or after the Second Amendment Effective Date, but on or prior to October 31, 2014, unrestricted and unencumbered net cash proceeds in an amount of at least Three Million Dollars ($3,000,000.00) from (i) the issuance of and sale by Borrower of its equity securities and/or Subordinated Debt with investors acceptable to Bank and/or (ii) partnerships, joint ventures or strategic alliances subject to the terms and conditions hereof. Such amount shall be maintained in accounts of Borrower with Bank (less amounts used by Borrower for ongoing current business operations or other payments permitted pursuant to the terms of this Agreement).

Actual: $

☐ No, not in compliance	☐ Yes, in compliance

Exhibit 2

Exhibit 2 has been omitted as such documents have been separately filed as a exhibits to the Form S-1.  The Company agrees to furnish supplementally a copy of these exhibits to the Securities and Exchange Commission upon request.